SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported): August 7, 2000


                                  Sheldahl, Inc.
           (Exact name of Registrant as specified in its charter)


           Minnesota         		     0-45              41-0758073
(State or other jurisdiction 		(Commission	        	(I.R.S. Employer
      of incorporation)			     File Number)        	Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota						                       55057
(Address of principal executive offices)				           (Zip Code)


Registrant's telephone number, including area code: (507) 663-8000
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Item 5.  Other Events

	On October 26, 1999, Sheldahl, Inc., a Minnesota corporation (the "Company"), announced it had retained USBancorp Piper Jaffray, Inc. as its financial advisor to pursue and recommend various strategic alternatives intended to maximize shareholder value. On June 26, 2000, the Company announced that it had entered into an agreement with Morgenthaler Partners and International Flex Technologies, Inc. ("IFT") pursuant to which they will deal exclusively with each other until August 7, 2000 (the "Exclusivity Agreement") regarding a potential acquisition of IFT by the Company and an investment in the Company by Morgenthaler Partners, the majority owner of IFT, and other potential investors. On August 7, 2000 the Company announced that it had agreed to extend the Exclusivity Agreement. The extension of the Exclusivity Agreement will last until August 21, 2000 and has been modified to allow the Company to engage in discussions regarding additional financing proposals in the event Morgenthaler does not invest at least $2 million in the Company by the end of the day on August 14, 2000. There is no written commitment of Morgenthaler to make an investment in the Company and, therefore, there can be no assurance that such investment will be made.

	A copy of the Company's press release announcing the extension of the exclusivity period and certain matters concerning the Company's outlook for the fourth quarter of fiscal 2000 is attached hereto as Exhibit 99.2.

Item 7.	Financial Statements, Pro Forma Financial Information and
        Exhibits.

	Exhibit 99.1	Amended Exclusive Letter Agreement among the Company,
              Morgenthaler Partners and International Flex Technologies
              Inc. dated August 7, 2000

	Exhibit 99.2	Press Release



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SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


						Sheldahl, Inc.



						By /s/ Edward L. Lundstrom
							Edward L. Lundstrom, President and
							Chief Executive Officer

Dated: August 7, 2000
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